Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 2 of 59 PageID #: 244

Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

JAMES CLEM, Derivatively on Behalf of	)	Case No. 1:21-cv-00406-GBW
WALGREENS BOOTS ALLIANCE, INC.,	)
)
Plaintiff,	)
v.	)
)
JAMES A. SKINNER, STEFANO	)
PESSINA, WILLIAM C. FOOTE,	)
NANCY M. SCHLICHTING, GINGER L.	)
GRAHAM, DAVID J. BRAILER, JANICE	)
M. BABIAK, DOMINIC P. MURPHY,	)
JOHN A. LEDERER, JOSÉ E. ALMEIDA,	)
GEORGE R. FAIRWEATHER, and	)
LEONARD D. SCHAEFFER,	)
)
Defendants,	)
-and-)
)
WALGREENS BOOTS ALLIANCE, INC.,	)
a Delaware corporation,	)
)
Nominal Defendant.	)
)

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated as of July 9, 2024 (the “Stipulation”), is entered into between (a) James Clem (“Plaintiff”); (b) individual defendants James A. Skinner, Stefano Pessina, William C. Foote, Nancy M. Schlichting, Ginger L. Graham, David J. Brailer, Janice M. Babiak, Dominic P. Murphy, John A. Lederer, José E. Almeida, George R. Fairweather, and Leonard D. Schaeffer (together, the “Individual Defendants”); and (c) nominal defendant Walgreens Boots Alliance, Inc. (“Walgreens” or the “Company” and, together with the Individual Defendants, the “Defendants”) (collectively, the Plaintiff and Defendants, the “Parties”), by and through their respective counsel of record, and embodies the terms and conditions of the settlement

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 3 of 59 PageID #: 245

of the above-captioned Derivative Action.1 This Stipulation, subject to the approval of the Court, is intended by the Parties to fully, finally, and forever compromise, settle, release, resolve, and dismiss with prejudice the Released Claims (as defined below) upon and subject to the terms and conditions hereof, without any admission or concession as to the merits of any of the Parties’ claims or defenses, and this Stipulation contains all of the relevant terms of the settlement of the Derivative Action.

A.	Factual and Procedural Background

1. On March 31, 2019, Counsel for Plaintiff (“Plaintiff’s Counsel”), on behalf of Plaintiff, sent Walgreens a demand to inspect certain of the Company’s books and records pursuant to 8 Del. C. § 220 related to, among other things, alleged false and misleading statements regarding a proposed merger between Walgreens and Rite Aid Corporation (“Rite Aid”) (the “Rite Aid Merger”) (the “Section 220 Demand”). The Section 220 Demand also sought Company documents regarding matters unrelated to the Rite Aid Merger.

2. Following the execution of a confidentiality agreement, Walgreens produced 105 documents related to the Rite Aid Merger in response to the Section 220 Demand.

3. On March 19, 2021, Plaintiff filed a stockholder derivative action captioned Clem v. Skinner, et. al., No. 1:21-cv-00406-GBW (the “Derivative Action”) in the United States District Court for the District of Delaware (the “Court”) against Defendants.

4. On May 20, 2021, the Court entered an order staying the Derivative Action pursuant to a joint stipulation filed by the Parties (the “First Stipulation to Stay”) until the earlier of (a) an entry of an order resolving all pre-trial dispositive motions in a factually-related securities class action captioned Chabot, et al. v. Walgreens Boots Alliance, Inc., et al., No. 1:18-cv-02118 (M.D.

[1]	All otherwise undefined capitalized terms shall have the meaning ascribed to them in ¶21 herein.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 4 of 59 PageID #: 246

Pa.) (the “Securities Action”); or (b) the entry of an order of final approval of any settlement of the Securities Action and the expiration of any appeal deadlines or the resolution of any appeal.

5. Pursuant to the First Stipulation to Stay, and following the execution of a confidentiality agreement, Defendants produced to Plaintiff 39 documents that Walgreens had produced to the plaintiffs in the Securities Action.

6. On March 31, 2023, the court before which the Securities Action is pending entered an order denying the parties’ cross-motions for summary judgment.

7. On April 28, 2023, pursuant to a second joint stipulation filed by the Parties, the Court continued the stay of the Derivative Action until the earlier of (a) 30 days following mediation in the Securities Action; or (b) entry of an order of final approval of any settlement of the Securities Action and the expiration of any appeal deadlines or the resolution of any appeal.

8. Following a series of mediations in which neither Plaintiff nor Plaintiff’s Counsel participated, the parties in the Securities Action settled that case, and on October 23, 2023, the court before which the Securities Action is pending preliminarily approved that settlement. The Securities Action settlement received full and final court approval on February 7, 2024, and no party has appealed that court’s order approving the settlement.

9. On October 31, 2023, pursuant to a third joint stipulation filed by the Parties, the Court entered a scheduling order governing the filing of an amended complaint and motion to dismiss in the Derivative Action (the “Motion to Dismiss Scheduling Order”). Before beginning briefing on the anticipated motion to dismiss, the Parties commenced settlement negotiations, as detailed below.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 5 of 59 PageID #: 247

10. On December 18, 2023, pursuant to a fourth joint stipulation filed by the Parties, the Court ordered an extension of the deadlines set forth in the Motion to Dismiss Scheduling Order.

11. In light of the ongoing settlement negotiations as described below, on January 18, 2023, in response to a fifth joint stipulation filed by the Parties, the Court held in abeyance all deadlines set forth in the Motion to Dismiss Scheduling Order and ordered the Parties to file a status update within 30 days.

B.	Settlement Negotiations

12. Starting in or around October 2023, Plaintiff’s Counsel and Counsel for Defendants (“Defendants’ Counsel” and, collectively with Plaintiff’s Counsel, “Counsel”) began to engage in arm’s-length negotiations regarding a potential resolution of the claims asserted in the Derivative Action.

13. Specifically, Plaintiff’s Counsel sent to Defendants’ Counsel a Settlement Demand (the “Settlement Demand”) which included, among other things, suggested corporate governance reforms that addressed the wrongdoing alleged in the Derivative Action. The Settlement Demand provided the basis for subsequent negotiations, which resulted in the execution of a Settlement Term Sheet on January 24, 2024.

14. As consideration for the Settlement, Walgreens will institute certain corporate governance reforms, the terms of which are stated in Exhibit A hereto (the “Corporate Governance Reforms”).

15. After agreeing to the Corporate Governance Reforms, the Parties negotiated at arm’s-length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiff’s Counsel.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 6 of 59 PageID #: 248

Attorneys’ fees and expenses are not the subject of any agreements between the Parties other than what is set forth in this Stipulation.

PLAINTIFF’S CLAIMS AND THE SETTLEMENT’S BENEFITS

16. Plaintiff believes that the claims asserted in the Derivative Action are meritorious, and Plaintiff’s entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Action. However, Plaintiff’s Counsel recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Derivative Action against Defendants through trial and possible appeals. Plaintiff also has considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, and the difficulties and delays inherent in such litigation.

17. Plaintiff’s Counsel have conducted an investigation and analysis regarding the relevant facts, allegations, defenses, and controlling legal principles, including, inter alia: (i) reviewing Walgreens’ internal books and records regarding the alleged wrongdoing, which were produced in connection with the 220 Demand; (ii) reviewing Walgreens’ press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts reports and advisories about the Company, Rite Aid, and the Rite Aid Merger; (iii) reviewing related media reports about the Company, Rite Aid, and the Rite Aid Merger; (iv) researching applicable law with respect to the claims alleged in the Derivative Action and potential defenses thereto; (v) preparing and filing the derivative complaint; and (vi) conducting damages analyses.

18. Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff believes that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 7 of 59 PageID #: 249

Walgreens. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Plaintiff, Walgreens, and Current Walgreens Stockholders (as defined below), and has therefore agreed to settle the Derivative Action upon the terms and subject to the conditions set forth herein.

DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

19. Defendants have denied and continue to deny any and all fault, wrongdoing, and liability for the claims and damages asserted, or that could have been asserted, in the Derivative Action and believe that their defenses to these claims are meritorious. Had the terms of this Stipulation not been reached, Defendants would have continued to contest Plaintiff’s allegations vigorously, and Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Action. However, Defendants recognize and acknowledge the expense and length of continued proceedings necessary to defend against the claims asserted in the Derivative Action through trial and possible appeals. Defendants also have considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, and the difficulties and delays inherent in such litigation. Accordingly, and without admitting the validity of any of the claims that Plaintiff has asserted in the Derivative Action or any liability with respect thereto, Defendants believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and in the best interests of Walgreens and Current Walgreens Stockholders (as defined below). Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment (as defined below), nor any document or exhibit referred or attached to this Stipulation, nor any action taken to effect this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or any admission by or

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 8 of 59 PageID #: 250

against any of the Defendants of any fault, wrongdoing, or concession of liability, or any infirmity in the defenses that could have been asserted.

TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

20. The Parties, by and through their undersigned counsel, have agreed to the settlement, release, and dismissal with prejudice of any and all claims that were asserted, or could have been asserted, against Defendants in or relating to the Derivative Action, on the terms and subject to the conditions set forth below, subject to Court approval.

21. Definitions:

As used in this Stipulation and any exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:

a. “Board” means Walgreens’s Board of Directors.

b. “Complaint” means the Verified Stockholder Derivative Complaint for Breach of Fiduciary Duty and Violation of Securities Laws, dated March 19, 2021, filed in this Derivative Action.

c. “Current Walgreens Stockholders” means, for purposes of this Stipulation, any Persons who own Walgreens common stock as of the date of this Stipulation and who continue to hold their Walgreens common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Walgreens, and their Related Persons.

d. “Defendants’ Counsel” means the law firms of Abrams & Bayliss LLP and Ropes & Gray LLP.

e. “Effective Date” means the first date by which all of the events and conditions specified in ¶36 herein have been met and have occurred.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 9 of 59 PageID #: 251

f. “Fee and Expense Amount” means any sum to be paid to Plaintiff’s Counsel for their attorneys’ fees and expenses incurred in connection with the Derivative Action, as detailed in ¶¶30-31 herein, as approved by the Court.

g. “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit D attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed or if an appeal is taken, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has expired; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, or the payment of a service award, shall not in any way delay or preclude the Judgment from becoming Final.

h. “Judgment” means the final order and judgment to be rendered by the Court, substantially in the form attached as Exhibit D hereto.

i. “Notice” means the notice to Current Walgreens Stockholders of the Settlement, substantially in the form attached as Exhibit B hereto.

j. “Person(s)” means an individual, corporation, partnership, limited partnership, limited liability company, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and his, her, its, or their spouses, heirs,

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 10 of 59 PageID #: 252

predecessors, administrators, successors, parents, subsidiaries, affiliates, representatives, or assignees.

k. “Plaintiff’s Counsel” means the law firms of Cooch and Taylor, P.A., and Robbins LLP.

l. “Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit C, to be entered by the Court preliminarily approving the Settlement, directing that notice of the Settlement be provided to Current Walgreens Stockholders, and scheduling the Settlement Hearing.

m. “Related Persons” means: (i) with regard to any individual, the individual’s spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners of partnerships, joint ventures, member firms, limited liability companies, corporations, predecessors, successors, and assigns or other individual or entity in which such individual has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, and commercial bankers; and (ii) with regard to any entity (i.e., non-individual), including Walgreens, the entity’s past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, consultants, partners, controlling stockholders, joint venturers, fiduciaries, partners, partnerships, general or limited partners of partnerships, joint ventures, member firms, limited

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 11 of 59 PageID #: 253

liability companies, corporations, related or affiliated entities, employees, affiliates, predecessors, successors, parents, subsidiaries, and assigns.

n. “Released Claims” means all claims, disputes, demands, losses, costs, interest, penalties, fees, attorneys’ fees, expert or consulting fees, expenses, rights, actions or causes of action, duties, obligations, judgments, debts, sums of money due, suits, agreements, promises, damages, matters, liabilities, losses, issues and charges of any kind, and claims for relief of every nature and description whatsoever, including both known claims and Unknown Claims (as defined below), whether direct or indirect, representative, class, derivative, individual, asserted or unasserted, matured or unmature, accrued or unaccrued, foreseen or unforeseen, disclosed or undisclosed, discoverable and undiscoverable, concealed or hidden, liquidated or unliquidated, contingent or fixed or vested, at law or equity, regardless of legal or equitable theory, and whether arising under federal or state statutory or common law or any other law, rule, ordinance, administrative provision or regulation, whether foreign or domestic, that (i) were or could have been asserted in the Derivative Action or the Securities Action; (ii) arise out of, are based upon, or relate in any way to any of the allegations, acts, transactions, facts, events, matters, occurrences, statements, representations, misrepresentations or omissions involved, set forth, alleged or referred to, in this Derivative Action, the Complaint, or the Securities Action; (iii) would have been barred by res judicata had the Derivative Action been litigated to a final judgment; or (iv) arise out of, relate to, or concern the defense, settlement, or resolution of the Derivative Action, except claims to enforce any terms of this Stipulation. For the avoidance of doubt, the Released Claims include any claims pursuant to the Private Securities Litigation Reform Act for contribution/indemnity or claims that are otherwise dependent on liability in this Derivative Action or the Securities Action as against any Defendant or Related Persons.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 12 of 59 PageID #: 254

o. “Released Defendants’ Claims” means all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, decrees, matters, as well as issues and controversies of any kind, whether known or unknown, whether disclosed or undisclosed, whether accrued or unaccrued, apparent or unapparent, foreseen or unforeseen, suspected or unsuspected, fixed or contingent, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, including Unknown Claims (as defined below), that have been or could have been asserted in the Derivative Action or any forum by Defendants or Released Parties against any of Plaintiff and Plaintiff’s Counsel, which arise out of or are related in any way to the institution, prosecution, defense, or settlement of the Derivative Action; provided, however, that the Released Defendants’ Claims shall not include the right to enforce this Stipulation.

p. “Released Parties” means, whether or not each or all of the following persons or entities were named in the Derivative Action or any related suit: (i) any and all Defendants (including Walgreens and the Individual Defendants); and (ii) the Related Persons of each and all of the foregoing.

q. “Settlement” means the resolution of the Derivative Action on the terms and conditions set forth in this Stipulation.

r. “Settlement Hearing” means the hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine (i) whether to enter the Judgment; (ii) the amount of Plaintiff’s Counsel’s attorneys’ fees and expenses; and (iii) all other matters properly before the Court.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 13 of 59 PageID #: 255

s. “Unknown Claims” means any claims that a Person releasing claims does not know of or suspect exist in their favor, or in favor of Walgreens either derivatively or directly, at the time of the release of the Released Claims or Released Defendants’ Claims as against the Released Parties (or such other Related Persons), including those claims which, if known, might have affected the decision to enter into this Stipulation. With respect to any of the Released Claims and Released Defendants’ Claims, the Parties stipulate and agree that, upon the Effective Date, each Party, and each Current Walgreens Stockholder, expressly has waived, relinquished, and released any and all provisions, rights, and benefits conferred by or under California Civil Code § 1542 or any law of the United States or any state of the United States, or principle of common law, that is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge, and the Current Walgreens Stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims and Released Defendants’ Claims, but that it is the intention of the Parties to completely, fully, finally, and forever extinguish any and all Released Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, which now exist, or previously existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the inclusion of “Unknown Claims” in the definitions of “Released Claims” and “Released Defendants’ Claims” was separately bargained for, was a material element of the Settlement, and was relied upon by each and all of the Parties in entering into this Stipulation.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 14 of 59 PageID #: 256

22. Terms of the Settlement: As a result of the filing, prosecution, and settlement of the Derivative Action, and without admitting any alleged wrongdoing, the Company or Board, as appropriate, shall implement the Corporate Governance Reforms identified in Exhibit A. Specifically, no later than 90 days after the Effective Date, the Company or Board shall take such actions as necessary to adopt, implement, and/or initiate, as appropriate, the Corporate Governance Reforms, and shall ensure adherence to the Corporate Governance Reforms for the period stated in Exhibit A. However, Walgreens shall not be required to implement or maintain the Corporate Governance Reforms to the extent that (a) Walgreens ceases to be a public company that is required to file reports with the United States Securities and Exchange Commission (the “SEC”); or (b) doing so conflicts (now or in the future) with any rule, law, or regulation, including regulations of any stock exchange on which Walgreens securities are listed (although these limits shall not affect or eliminate Walgreens’s obligations to implement and/or maintain any remaining Corporate Governance Reforms that do not create any such conflicts).

Walgreens and the Board acknowledge that the filing and prosecution of the Derivative Action caused the Company’s decision to adopt and implement the Corporate Governance Reforms. Walgreens and the Board also acknowledge and agree that the Corporate Governance Reforms confer a substantial benefit to Walgreens and Walgreens’ stockholders.

SETTLEMENT ADMINISTRATION

23. As soon as practicable after execution of this Stipulation, Plaintiff shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order in this Court, substantially in the form of Exhibit C attached hereto, requesting, inter alia: (a) preliminary approval of the Settlement set forth in this Stipulation; (b) approval of the method of providing notice of the proposed Settlement to Current Walgreens Stockholders; (c) approval

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 15 of 59 PageID #: 257

of the form of notice substantially in the form of Exhibit B attached hereto; and (d) a date for the Settlement Hearing.

24. Walgreens shall undertake the administrative responsibility for giving notice of the Settlement to Current Walgreens Stockholders and shall be solely responsible for paying the costs and expenses related to providing such notice to its stockholders. Within 20 business days after the Court’s entry of the Preliminary Approval Order, Walgreens shall cause the Stipulation and the Notice to be included in a Form 8-K furnished to the SEC, and Walgreens shall post a link to the Stipulation and the Notice on the “Investor Relations” page of Walgreens’ website, and shall maintain that link through the date of the Settlement Hearing. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Walgreens. The Parties believe the content of the Notice and the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Current Walgreens Stockholders pursuant to applicable law and due process. Prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate declaration with respect to compliance with this paragraph.

25. Plaintiff shall request that the Court hold the Settlement Hearing at least 60 calendar days after the deadline to provide notice of the Settlement as described in ¶24 above to Current Walgreens Stockholders, to approve the Settlement and the Fee and Expense Amount to be paid to Plaintiffs’ Counsel.

26. Pending the Court’s determination as to the final approval of the Settlement, Plaintiff and Plaintiff’s Counsel, and any Current Walgreens Stockholders, derivatively on behalf of Walgreens, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Parties in any court or tribunal.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 16 of 59 PageID #: 258

RELEASES

27. Upon the Effective Date, Walgreens, Plaintiff, and each of the Current Walgreens Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Parties and their Related Persons. Walgreens, Plaintiff, and each of the Current Walgreens Stockholders shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Party or any of their Related Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against any Released Party or any of their Related Persons or Defendants’ Counsel except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

28. Upon the Effective Date, each of Walgreens and the Individual Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiff and Plaintiff’s Counsel from the Released Defendants’ Claims. Walgreens and the Individual Defendants shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiff or Plaintiff’s Counsel with respect to any Released Defendants’ Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting Released Defendants’ Claims against Plaintiff or Plaintiff’s Counsel except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

29. Nothing herein shall in any way release, waive, impair, or restrict the rights of any of the Parties to enforce the terms of this Stipulation.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 17 of 59 PageID #: 259

PLAINTIFF’S COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

30. After negotiating the Corporate Governance Reforms, Plaintiff’s Counsel and Defendants’ Counsel separately negotiated the amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel in recognition of the benefit provided to Walgreens and Walgreens’ stockholders due to the Corporate Governance Reforms. The Parties have agreed that, subject to Court approval, Walgreens shall pay attorneys’ fees and expenses to Plaintiff’s Counsel in the total amount of $750,000, which shall be Plaintiff’s Counsel’s sole entitlement to an award of fees and expenses in connection with the Derivative Action (the “Fee and Expense Amount”). The Fee and Expense Amount shall cover all fees and expenses for Plaintiff in the Derivative Action. Plaintiff and Plaintiff’s Counsel agree not to request that any greater amount be awarded to Plaintiff’s Counsel by the Court. Any order or proceeding related to the Fee and Expense Amount, or any appeal from any order relating thereto, or any reversal or modification thereof, shall have no effect on the Settlement and shall not operate to, or be grounds to, terminate or cancel the Settlement or to affect or delay the finality of the Judgment or dismissal of the Derivative Action with prejudice. Plaintiff and Plaintiff’s Counsel may not cancel or terminate this Stipulation or the Settlement based on the Court’s or any appellate court’s ruling with respect to attorneys’ fees or expenses.

31. Walgreens shall cause the Fee and Expense Amount to be paid, to the extent approved by the Court, into an escrow account designated by Plaintiff’s Counsel (the “Escrow Account”), for Plaintiff’s Counsel’s attorneys’ fees and expenses. Walgreens shall fund the Escrow Account with the Fee and Expense Amount, via wire transfer or check at the option of Walgreens, within 30 business days following the later of: (a) the Court’s entry of the Preliminary Approval Order; (b) the transmission to Defendants’ Counsel of payee information for that account, including the tax identification number, Form W-9, and other information that may be

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 18 of 59 PageID #: 260

required by Walgreens to facilitate payment of the Fee and Expense Amount; or (c) August 1, 2024. Plaintiff’s Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate. Neither Defendants nor Defendants’ Counsel shall have responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. No fees or expenses shall be paid to Plaintiff’s Counsel pursuant to this Stipulation absent approval by the Court of a complete release of all Released Parties and their Related Persons, in the form provided herein.

32. The Fee and Expense Amount shall remain in the Escrow Account until the entry of an order finally approving the Settlement or September 1, 2024, whichever is later, at which time the Fee and Expense Amount shall immediately be releasable to Plaintiff’s Counsel, notwithstanding the existence of any timely filed objections thereto or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Should the Court order the payment of attorneys’ fees and expenses to Plaintiff’s Counsel in an amount less than the agreed Fee and Expense Amount prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiff’s Counsel. Any amounts remaining in the Escrow Account shall be returned to Defendants within 20 calendar days following release of the Fee and Expense Amount from the Escrow Account.

33. Payment of the Fee and Expense Amount in the amount approved by the Court shall constitute final and complete payment for Plaintiff’s Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Derivative Action and the resolution of the claims alleged therein. Defendants and Defendants’

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 19 of 59 PageID #: 261

Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Amount amongst Plaintiff’s Counsel. Defendants shall have no obligation to make any payment to any Plaintiff’s Counsel other than as provided in ¶¶30 and 31 herein.

34. If for any reason any condition in ¶36 is not met and the Effective Date of this Stipulation does not occur, if the Stipulation is in any way canceled or terminated, if the Fee and Expense Amount does not become Final, if the Fee and Expense Amount is reduced or reversed, or if the Judgment is reversed or substantially modified on appeal, then each of Plaintiff’s Counsel and their successors shall be severally obligated to repay to Walgreens, within 20 calendar days, any portion of the Fee and Expense Amount that Plaintiff’s Counsel received and that was ultimately not awarded to them.

35. Except as otherwise provided herein or except as provided pursuant to indemnification or insurance rights, each of the Parties shall bear his, her, or its own costs and attorneys’ fees.

CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL,

CANCELLATION, OR TERMINATION

36. The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

a.	the entry of the Preliminary Approval Order, in substantially the form attached as Exhibit C hereto;

b.	notice of the Settlement is disseminated in accordance with the Preliminary Approval Order;

c.	the Court’s entry of the Judgment, in substantially the form attached as Exhibit D hereto; and

d.	the Judgment has become Final.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 20 of 59 PageID #: 262

37. If any of the conditions specified in ¶36 are ultimately not met, then the Stipulation shall be canceled and terminated subject to ¶39, and Plaintiff and Defendants shall be restored to their respective positions in the Derivative Action as of the date immediately preceding the date of this Stipulation, unless Plaintiff’s Counsel and Defendants’ Counsel mutually agree in writing to proceed with this Stipulation.

38. Each of the Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Parties within 20 calendar days of the date on which (a) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (b) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit C hereto; (c) the Judgment is not entered in substantially the form attached as Exhibit D hereto; (d) the Judgment is reversed or substantially modified on appeal, reconsideration or otherwise; (e) the payment of the Fee and Expense Amount in accordance with ¶¶30 and 31 herein is not made; or (f) the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Party has, within 20 calendar days of the date on which notice of the termination event has been provided to all other Parties, attempted in good faith to confer with the other Parties to attempt to remedy the issue that has precipitated the notice to terminate. Any order or proceeding related to the Fee and Expense Amount, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel this Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement.

39. If for any reason the Effective Date of this Stipulation does not occur, or the Settlement is terminated for any reason, including pursuant to ¶38 above, Plaintiff and Defendants shall be restored to their respective positions as of the date immediately preceding the date of this

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 21 of 59 PageID #: 263

Stipulation, and all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action or in any other action or proceeding. In such event, the terms and provisions of this Stipulation, with the exception of ¶¶21, 34, 39, and 44-62 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Action or in any other action or proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated.

MISCELLANEOUS PROVISIONS

40. The Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation. If any disputes arise out of the finalization of the Settlement, the Parties shall first meet and confer in an effort to resolve any disputes.

41. The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Parties and reflect a Settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties shall not take the position that the litigation was brought or defended in bad faith. The Parties and their respective counsel agree that (a) throughout the course of the litigation, all Parties and their counsel complied with Rule 11 of the Federal Rules of Civil Procedure in connection with the maintenance, prosecution, defense, and settlement of the Derivative Action; and (b) they shall not make any

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 22 of 59 PageID #: 264

application for sanctions, pursuant to Rule 11 or other court rule or statute, with respect to the Derivative Action.

42. While maintaining their positions that the claims and defenses asserted in the Derivative Action are meritorious, Plaintiff and Plaintiff’s Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the Settlement or any of the others’ business, conduct, or reputation, or that of their counsel. Notwithstanding the foregoing, each of the Parties reserves their right to rebut, in a manner that such Party determines to be reasonable and appropriate, any contention made in any public forum that the Derivative Action was brought or defended in bad faith or without a reasonable basis.

43. Pending the Effective Date, the Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; provided, however, that Defendants may seek to prevent, dismiss, or stay any other action or claims brought seeking to assert any Released Claims.

44. Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement:

a. shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of—or a presumption, concession, or admission by any of the Parties with respect to the truth of—any fact alleged by Plaintiff or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 23 of 59 PageID #: 265

asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Parties;

b. shall not be offered, received, or used in any way against any of the Released Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation, or omission with respect to any statement or written document approved, issued, or made by any Released Party;

c. shall not be offered, received, or used in any way against any of the Released Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Parties, in any arbitration proceeding, or in any other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

d. shall not be offered, received, or used in any way against Plaintiff or Plaintiff’s Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiff’s claims are without merit or that Plaintiff would not have been able to prevail on their claims at trial.

45. Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that the Released Parties may refer to the Settlement, and file this Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 24 of 59 PageID #: 266

bar or reduction, contribution and/or indemnity pursuant to the Private Securities Litigation and Reform Act, or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

46. The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

47. This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all of the Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

48. This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the Derivative Action, constitute the entire agreement among the Parties with respect to the Settlement, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

49. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation. The provisions of this Stipulation may not be waived except by a writing signed by the affected Party, or counsel for that Party. Any failure by any Party to this Stipulation to insist upon the strict performance by any other Party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such Party, notwithstanding such failure, shall have the right thereafter to insist

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 25 of 59 PageID #: 267

upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other Party.

50. The headings in this Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

51. This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the Parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that state’s choice of law principles.

52. This Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and their Related Persons.

53. No representations, warranties, or inducements have been made to any Party concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

54. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, the Parties recognizing that this Stipulation is the result of arm’s-length negotiations among the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

55. All agreements made and orders entered during the course of the Derivative Action relating to the confidentiality of information and documents shall survive this Stipulation.

56. Nothing in this Stipulation, the Settlement or the negotiations or proceedings relating to the Settlement is intended to or shall be deemed to constitute a waiver of any applicable

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 26 of 59 PageID #: 268

privilege or immunity, including, without limitation, the attorney-client privilege or work product immunity; further, all information transmitted between Plaintiff’s Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

57. The Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement and to consider any matters or disputes arising out of or relating to the Settlement.

58. Without further order of the Court, the Settling Parties may agree to the reasonable extensions of time to carry out any of provisions in this Stipulation.

59. Any notice required by this Stipulation shall be submitted by email to each of the signatories below.

60. This Stipulation may be executed in one or more counterparts, each of which constitutes an original, including by signature transmitted via facsimile or by email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

61. Each counsel or other person executing this Stipulation or its exhibits on behalf of any Party hereby warrants that such person has full authority to do so.

62. Plaintiff represents and warrants that he is a Current Walgreens Stockholder and has not assigned any of the Released Claims.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 27 of 59 PageID #: 269

IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed, by their duly authorized attorneys, as of July 9, 2024.

Dated: July 9, 2024	ROBBINS LLP

/s/ Stephen J. Oddo Stephen J. Oddo Brian J. Robbins Eric M. Carrino
5060 Shoreham Place, Suite 300 San Diego, CA 92122 Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: brobbins@robbinsllp.com soddo@robbinsllp.com ecarrino@robbinsllp.com

COOCH AND TAYLOR, P.A.
Blake A. Bennett (#5133) The Nemours Building
1007 N. Orange Street, Suite 1120
Wilmington, DE 19801
Telephone: (302) 984-3800
Facsimile: (302) 984-3939
E-mail: bbennett@coochtaylor.com

Attorneys for Plaintiff

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 28 of 59 PageID #: 270

Dated: July 9, 2024	ABRAMS & BAYLISS LLP

/s/ A. Thompson Bayliss
A. Thompson Bayliss (#4379) Christopher Fitzpatrick Cannataro (#6621) 20 Montchanin Road
Suite 200
Wilmington, DE 19807
Telephone: (302) 778-1033
Facsimile: (302) 261-0292 Bayliss@AbramsBayliss.com

ROPES & GRAY LLP
Martin J. Crisp (admitted pro hac vice) 1211 Avenue of the Americas
New York, NY 10036-8704
Telephone: (212) 596-9000
Facsimile: (212) 596-9090
E-mail: Martin.Crisp@ropesgray.com

Robert G. Jones, Esq. (admitted pro hac vice) Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Telephone: (617) 951-7000
Facsimile: (617) 951-7050
E-mail: Robert.Jones@ropesgray.com

Attorneys for Defendants James A. Skinner, Stefano Pessina, William C. Foote, Nancy M. Schlichting, Ginger L. Graham, David J. Brailer, Janice M. Babiak, Dominic P. Murphy, John A. Lederer, José E. Almeida, George R. Fairweather, and Leonard D. Schaeffer, and Nominal Defendant Walgreens Boots Alliance, Inc.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 29 of 59 PageID #: 271

EXHIBIT A

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 30 of 59 PageID #: 272

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

JAMES CLEM, Derivatively on Behalf of	)
WALGREENS BOOTS ALLIANCE, INC.,	)
)
Plaintiff,	)
v.	)
)
JAMES A. SKINNER, STEFANO	)	Case No. 1:21-cv-00406-GBW
PESSINA, WILLIAM C. FOOTE,	)
NANCY M. SCHLICHTING, GINGER L.	)
GRAHAM, DAVID J. BRAILER, JANICE	)
M. BABIAK, DOMINIC P. MURPHY,	)
JOHN A. LEDERER, JOSÉ E. ALMEIDA,	)
GEORGE R. FAIRWEATHER, and	)
LEONARD D. SCHAEFFER,	)
)
Defendants,	)
-and-)
)
WALGREENS BOOTS ALLIANCE, INC.,	)
a Delaware corporation,	)
)
Nominal Defendant.	)
)

CORPORATE GOVERNANCE REFORMS

No later than 90 days after the Effective Date,2 and except as provided in Paragraph 21 of the Stipulation, the Company or Board shall take such actions as necessary to adopt, implement, and/or initiate, as appropriate, the following Corporate Governance Reforms, which shall remain in effect for no less than 5 years unless otherwise specified below.

Walgreens acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action was the primary factor in the Company’s decision to adopt and implement the Corporate Governance Reforms. Walgreens also acknowledges and agrees that the Corporate Governance Reforms confer substantial benefits to Walgreens and Walgreens’ stockholders.

[2]	Unless otherwise specified, all defined terms shall have the same meaning as in the Stipulation and Agreement of Settlement to which these Corporate Governance Reforms serve as an Exhibit.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 31 of 59 PageID #: 273

CORPORATE GOVERNANCE REFORMS

1. BOARD OF DIRECTORS.

A. Mandatory Attendance of Directors at Annual Stockholder Meetings. The Company shall revise its Corporate Governance Guidelines to provide that, absent extenuating circumstances, its Chief Executive Officer and each member of the Board shall attend each annual stockholder meeting either in person or remotely.

B. Director Training and Continuing Education. Section II of Exhibit A to the Settlement Stipulation entered into in connection with the settlement of the action captioned Cutler v. Wasson, et al., Case No. 1:14-cv-10408 (N.D. Ill.), contemplates that the Company’s directors and senior officers will receive training on “disclosure-related laws, regulations, policies, and procedures” in years one, three, and five of the implementation period of that settlement. Pursuant to the settlement of this Action, the Company will cause those same directors and senior officers to receive that training on an annual basis (instead of the semi-annual basis contemplated by the settlement of the Cutler action), and extend the implementation period of this settlement term (both for purposes of this action and the Cutler action) from five to six years such that those directors and senior officers will receive annual training of the type described above for each year between 2024 and 2029. This training shall be virtual.

2. AUDIT COMMITTEE. The Company shall revise the Audit Committee Charter to include the following:

A. Purpose:

1.	The Audit Committee shall assist the Board in its oversight over the soundness of the Company’s systems of internal accounting, financial controls, and disclosure controls.

B. Composition:

1.	At least half of the members of the Audit Committee must qualify as an “audit committee financial expert” as defined by the U.S. Securities and Exchange Commission (“SEC”).

C. Specific Duties:

1.

The Audit Committee shall review and discuss with management and the Company’s independent auditor on an annual basis a plan to assess the adequacy and effectiveness of the Company’s systems of internal accounting and financial controls, as well as any related impact on the Company’s disclosure controls and procedures.

2.	As part of the Audit Committee’s periodic review of the adequacy and effectiveness of the Company’s disclosure controls and procedures, as

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 32 of 59 PageID #: 274

provided by Specific Duty #16 in the current Audit Committee Charter, the Audit Committee shall meet periodically with either the Senior Officers, as defined in the Disclosure Committee Charter, or a representative of the Disclosure Committee to discuss material results of the Disclosure Committee’s evaluations of the Company’s disclosure controls and procedures that the Disclosure Committee conducts prior to the filing of each of the Company’s annual and quarterly Exchange Act reports pursuant to the Disclosure Committee Charter.

3.

As part of the Committee Reports, as provided by Specific Duty #20 in the current Audit Committee Charter, the Chair of the Audit Committee shall periodically review with the Board any issues that arise with the quality or integrity of the Company’s disclosure controls and policies, including any significant deficiencies or material weaknesses.

3. DISCLOSURE COMMITTEE. The Company shall revise the Disclosure Committee Charter to include the following:

A.

Either the Senior Officers, as defined in the Disclosure Committee Charter, or a representative of the Disclosure Committee shall meet periodically, and in no event less than quarterly, with the Audit Committee to discuss material results of the Disclosure Committee’s evaluations of the Company’s disclosure controls and procedures.

B.	When the Company is considering a potential merger, acquisition, or divestiture, the Disclosure Committee shall:

1.

Evaluate material written disclosures filed with the SEC regarding any potential strategic transaction, including potential mergers, acquisitions, divestitures, joint ventures, or reorganizations, prior to public disclosure.

2.

Meet as needed with pertinent senior management to discuss SEC disclosure obligations regarding any potential merger, acquisition, or divestiture that the Company believes in good faith must be disclosed in its SEC filings.

4. WHISTLEBLOWER CONTROLS.

A.	The Company shall amend its relevant whistleblower policies as follows:

1.

A log of whistleblower complaints regarding the Company’s accounting practices, financial reporting, and SEC disclosure and compliance obligations made either (i) internally by a Company employee through appropriate reporting channels, including, for example, through the Compliance and Ethics Hotline; or (ii) by an external party such as a relator through a regulator, governmental authority, or pursuant to a qui

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 33 of 59 PageID #: 275

tam complaint (the “Whistleblower Complaints”), as well as the results of all investigations of such Whistleblower Complaints, shall be maintained internally by, or maintained externally by relevant third-party vendors with oversight from, the Global Chief Compliance and Ethics Officer (or the Vice President, Global Internal Audit, if necessary) for a period of not less than ten (10) years.

2.

At or before each regularly scheduled Audit Committee meeting, the Audit Committee shall be provided with a written summary of Whistleblower Complaints received by the Company that pertinent senior management considers to be material, as well as any information that pertinent senior management considers material resulting from any internal investigation into such Whistleblower Complaints.

3.

To more explicitly reflect that the Company considers it the duty of all employees to promptly report compliance concerns to company leaders, Employee Relations, and the Compliance Office, and to more explicitly reflect that they should report such concerns without fear of reprisal or retribution of any kind.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 34 of 59 PageID #: 276

EXHIBIT B

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 1 of 12 PageID #: 308

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

JAMES CLEM, Derivatively on Behalf of	)	Case No. 1:21-cv-00406-GBW
WALGREENS BOOTS ALLIANCE, INC.,	)
)
Plaintiff,	)
v.	)
)
JAMES A. SKINNER, STEFANO	)
PESSINA, WILLIAM C. FOOTE,	)
NANCY M. SCHLICHTING, GINGER L.	)
GRAHAM, DAVID J. BRAILER, JANICE	)
M. BABIAK, DOMINIC P. MURPHY,	)
JOHN A. LEDERER, JOSÉ E. ALMEIDA,	)
GEORGE R. FAIRWEATHER, and	)
LEONARD D. SCHAEFFER,	)
)
Defendants,	)
-and-)
)
WALGREENS BOOTS ALLIANCE, INC.,	)
a Delaware corporation,	)
)
Nominal Defendant.	)
)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

TO:	ALL OWNERS OF THE COMMON STOCK OF WALGREENS BOOTS ALLIANCE, INC. (“WALGREENS” OR THE “COMPANY”) CURRENTLY AND AS OF JULY 9, 2024 (“WALGREENS STOCKHOLDERS”):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A WALGREENS STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE “RELEASED CLAIMS,” AS DEFINED IN THE STIPULATION.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the District of Delaware (the “Court”), that a proposed settlement has been reached by the parties to

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 2 of 12 PageID #: 309

the above-captioned stockholder derivative action brought on behalf and for the benefit of Walgreens (the “Derivative Action”).1

As explained below, a hearing will be held on January 23, 2025, at 1:00 p.m., before the Honorable Gregory B. Williams, at the U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801 (the “Settlement Hearing”), at which the Court will determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

The terms of the settlement are set forth in the Stipulation and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Released Claims, including the dismissal of the Derivative Action with prejudice. For a more detailed statement of the matters involved in the Derivative Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court’s office, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801. The Stipulation is also available for viewing on the website of Walgreens at https://investor.walgreensbootsalliance.com/investor-resources/shareholder-derivative-settlement-information. For a fee, all papers filed in the Derivative Action are available at www.pacer.gov.

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Action, but is merely to advise you of the pendency and settlement of the Derivative Action.

[1]

All capitalized terms herein have the same meanings as set forth Parties’ Stipulation and Agreement of Settlement dated July 9, 2024 (the “Stipulation”), which is available for viewing on the website of Walgreens at https://investor.walgreensbootsalliance.com/investor-resources/shareholder-derivative-settlement-information.

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 3 of 12 PageID #: 310

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Walgreens. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	THE DERIVATIVE ACTION

The Derivative Action is brought by Plaintiff solely on behalf of and for the benefit of Walgreens and against the Individual Defendants. The derivative claims arise from the Individual Defendants’ alleged breaches of fiduciary duties for, among other things, alleged false and misleading statements regarding a proposed merger between Walgreens and Rite Aid Corporation.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the claims asserted in the Derivative Action are meritorious, and Plaintiff’s entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Action. However, Plaintiff’s Counsel recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Derivative Action against Defendants through trial and possible appeals. Plaintiff also has considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, and the difficulties and delays inherent in such litigation.

Plaintiff’s Counsel have conducted an investigation and analysis regarding the relevant facts, allegations, defenses, and controlling legal principles, including, inter alia: (i) reviewing Walgreens’ internal books and records regarding the alleged wrongdoing, which were produced in connection with the Section 220 Demand; (ii) reviewing Walgreens’ press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company, Rite Aid, and the Rite Aid Merger; (iii) reviewing

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 4 of 12 PageID #: 311

related media reports about the Company, Rite Aid, and the Rite Aid Merger; (iv) researching applicable law with respect to the claims alleged in the Derivative Action and potential defenses thereto; (v) preparing and filing the derivative complaint; and (vi) conducting damages analyses.

Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff believes that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Walgreens. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Plaintiff, Walgreens, and Current Walgreens Stockholders, and has therefore agreed to settle the Derivative Action upon the terms and subject to the conditions set forth in the Stipulation.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny any and all fault, wrongdoing, and liability for the claims and damages asserted, or that could have been asserted, in the Derivative Action and believe that their defenses to these claims are meritorious. Had the terms of this Stipulation not been reached, Defendants would have continued to contest Plaintiff’s allegations vigorously, and Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Action. However, Defendants recognize and acknowledge the expense and length of continued proceedings necessary to defend against the claims asserted in the Derivative Action through trial and possible appeals. Defendants also have considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, and the difficulties and delays inherent in such litigation. Accordingly, and without admitting the validity of any of the claims that Plaintiff has asserted in the Derivative Action or any liability with respect thereto, Defendants believe that the Settlement set forth in the Stipulation is fair, reasonable, and

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 5 of 12 PageID #: 312

adequate, and in the best interests of Walgreens and Current Walgreens Stockholders. Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to effect the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or any admission by or against any of the Defendants of any fault, wrongdoing, or concession of liability, or any infirmity in the defenses that could have been asserted.

IV.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Walgreens’ website at https://investor.walgreensbootsalliance.com/investor-resources/shareholder-derivative-settlement -information. The following is only a summary of its terms.

As consideration for the Settlement, Walgreens has agreed to implement and maintain the corporate governance reforms set forth in Exhibit A to the Stipulation (“Corporate Governance Reforms”). The Corporate Governance Reforms shall be maintained by Walgreens for a period of not less than five (5) years. Walgreens and the Board acknowledge that the filing and prosecution of the Derivative Action caused the Company’s decision to adopt and implement the Corporate Governance Reforms. Walgreens and the Board also acknowledge and agree that the Corporate Governance Reforms confer a substantial benefit to Walgreens and Current Walgreens Stockholders.

The Corporate Governance Reforms require:

1. BOARD OF DIRECTORS.

A. Mandatory Attendance of Directors at Annual Stockholder Meetings. The Company shall revise its Corporate Governance Guidelines to provide that, absent extenuating circumstances, its Chief Executive Officer and each member of the Board shall attend each annual stockholder meeting either in person or remotely.

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 6 of 12 PageID #: 313

B. Director Training and Continuing Education. Section II of Exhibit A to the Settlement Stipulation entered into in connection with the settlement of the action captioned Cutler v. Wasson, et al., Case No. 1:14-cv-10408 (N.D. Ill.), contemplates that the Company’s directors and senior officers will receive training on “disclosure-related laws, regulations, policies, and procedures” in years one, three, and five of the implementation period of that settlement. Pursuant to the settlement of this Action, the Company will cause those same directors and senior officers to receive that training on an annual basis (instead of the semi-annual basis contemplated by the settlement of the Cutler action), and extend the implementation period of this settlement term (both for purposes of this action and the Cutler action) from five to six years such that those directors and senior officers will receive annual training of the type described above for each year between 2024 and 2029. This training shall be virtual.

2. AUDIT COMMITTEE. The Company shall revise the Audit Committee Charter to include the following:

A. Purpose:

1.	The Audit Committee shall assist the Board in its oversight over the soundness of the Company’s systems of internal accounting, financial controls, and disclosure controls.

B. Composition:

1.	At least half of the members of the Audit Committee must qualify as an “audit committee financial expert” as defined by the U.S. Securities and Exchange Commission (“SEC”).

C. Specific Duties:

1.

The Audit Committee shall review and discuss with management and the Company’s independent auditor on an annual basis a plan to assess the adequacy and effectiveness of the Company’s systems of internal accounting and financial controls, as well as any related impact on the Company’s disclosure controls and procedures.

2.

As part of the Audit Committee’s periodic review of the adequacy and effectiveness of the Company’s disclosure controls and procedures, as provided by Specific Duty #16 in the current Audit Committee Charter, the Audit Committee shall meet periodically with either the Senior Officers, as defined in the Disclosure Committee Charter, or a representative of the Disclosure Committee to discuss material results of the Disclosure Committee’s evaluations of the Company’s disclosure controls and procedures that the Disclosure Committee conducts prior to the filing of each of the Company’s annual and quarterly Exchange Act reports pursuant to the Disclosure Committee Charter.

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 7 of 12 PageID #: 314

3.

As part of the Committee Reports, as provided by Specific Duty #20 in the current Audit Committee Charter, the Chair of the Audit Committee shall periodically review with the Board any issues that arise with the quality or integrity of the Company’s disclosure controls and policies, including any significant deficiencies or material weaknesses.

3. DISCLOSURE COMMITTEE. The Company shall revise the Disclosure Committee Charter to include the following:

A.

Either the Senior Officers, as defined in the Disclosure Committee Charter, or a representative of the Disclosure Committee shall meet periodically, and in no event less than quarterly, with the Audit Committee to discuss material results of the Disclosure Committee’s evaluations of the Company’s disclosure controls and procedures.

B.	When the Company is considering a potential merger, acquisition, or divestiture, the Disclosure Committee shall:

1.

Evaluate material written disclosures filed with the SEC regarding any potential strategic transaction, including potential mergers, acquisitions, divestitures, joint ventures, or reorganizations, prior to public disclosure.

2.

Meet as needed with pertinent senior management to discuss SEC disclosure obligations regarding any potential merger, acquisition, or divestiture that the Company believes in good faith must be disclosed in its SEC filings.

4. WHISTLEBLOWER CONTROLS.

A.	The Company shall amend its relevant whistleblower policies as follows:

1.

A log of whistleblower complaints regarding the Company’s accounting practices, financial reporting, and SEC disclosure and compliance obligations made either (i) internally by a Company employee through appropriate reporting channels, including, for example, through the Compliance and Ethics Hotline; or (ii) by an external party such as a relator through a regulator, governmental authority, or pursuant to a qui tam complaint (the “Whistleblower Complaints”), as well as the results of all investigations of such Whistleblower Complaints, shall be maintained internally by, or maintained externally by relevant third-party vendors with oversight from, the Global Chief Compliance and Ethics Officer (or the Vice President, Global Internal Audit, if necessary) for a period of not less than ten (10) years.

2.	At or before each regularly scheduled Audit Committee meeting, the Audit Committee shall be provided with a written summary of

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 8 of 12 PageID #: 315

Whistleblower Complaints received by the Company that pertinent senior management considers to be material, as well as any information that pertinent senior management considers material resulting from any internal investigation into such Whistleblower Complaints.

3.

To more explicitly reflect that the Company considers it the duty of all employees to promptly report compliance concerns to company leaders, Employee Relations, and the Compliance Office, and to more explicitly reflect that they should report such concerns without fear of reprisal or retribution of any kind.

V.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Current Walgreens Stockholders and the Settlement Hearing contemplated by the Stipulation; and (ii) Court entry of the Judgment, approving the Settlement and dismissing with prejudice the Derivative Action, without awarding costs to any Party, except as provided herein (the “Effective Date”).

Upon the Effective Date, Walgreens, Plaintiff, and each of the Current Walgreens Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Parties and their Related Persons. Walgreens, Plaintiff, and each of the Current Walgreens Stockholders shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Party or any of their Related Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against any Released Party or any of their Related Persons or Defendants’ Counsel except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 9 of 12 PageID #: 316

Upon the Effective Date, each of Walgreens and the Individual Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiff and Plaintiff’s Counsel from the Released Defendants’ Claims. Walgreens and the Individual Defendants shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiff or Plaintiff’s Counsel with respect to any Released Defendants’ Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting Released Defendants’ Claims against Plaintiff or Plaintiff’s Counsel except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.

VI.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiating the substantive terms of the settlement, Plaintiff’s Counsel and Defendants’ Counsel separately negotiated the amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel in recognition of the benefit provided to Walgreens and Current Walgreens Stockholders due to the Corporate Governance Reforms. The Parties have agreed that Plaintiff’s Counsel shall apply to the Court for the Fee and Expense Amount in the total amount of $750,000, which shall be Plaintiff’s Counsel’s sole application for an award of fees and expenses in connection with the Derivative Action.

To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Derivative Action, nor have counsel been reimbursed for their out-of-pocket expenses incurred. The Parties believe that the sum agreed to is within the range of attorneys’ fees and expenses approved by courts under similar circumstances in litigation of this type. Walgreens stockholders are not personally liable for the payment of any award of attorneys’ fees and expenses.

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 10 of 12 PageID #: 317

Plaintiff’s Counsel may apply to the Court for a service award of up to $2,500 for Plaintiff, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiff’s participation and effort in the prosecution of the Derivative Action. Neither Walgreens nor any of the Individual Defendants shall be liable for any portion of the service award.

VII.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Gregory B. Williams, at the U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Parties should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Walgreens Stockholder may object and/or appear and show cause, if he, she, or it has any concern why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the agreed-to Fee and Expense Amount should not be approved. However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys’ fees and

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 11 of 12 PageID #: 318

reimbursement of expenses to Plaintiff’s Counsel, unless you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (Clem v. Skinner, et al., Case No. 1:21-cv-00406);

3. Proof of being a Walgreens stockholder currently and as of July 9, 2024;

4. The date(s) you acquired your Walgreens shares;

5. A statement of each of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JANUARY 9, 2025. Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801, and serve such materials by that date, to each of the following Settling Parties’ counsel:

Counsel for Plaintiffs: COOCH AND TAYOR Attn: Blake A. Bennett The Brandywine Building 1000 N. West Street, Suite 1500 Wilmington, DE 19801 Telephone: (302) 984-3800	Counsel for Defendants: ABRAMS & BAYLISS LLP Attn: A. Thompson Bayliss 20 Montchanin Road Suite 200 Wilmington, DE 19807 Telephone: (302) 778-1033

Case 1:21-cv-00406-GBW  Document 48  Filed 11/22/24  Page 12 of 12 PageID #: 319

E-mail: bbennett@coochtaylor.com	Bayliss@AbramsBayliss.com

ROBBINS LLP Attn: Stephen J. Oddo 5060 Shoreham Place, Suite 300 San Diego, CA 92122 Telephone: (619) 525-3990 E-mail: soddo@robbinsllp.com	ROPES & GRAY LLP Attn: Martin J. Crisp 1211 Avenue of the Americas New York, NY 10036-8704 Telephone: (212) 596-9000 E-mail: Martin.Crisp@ropesgray.com

Unless otherwise ordered by the Court, any Current Walgreens Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Walgreens’ website at https://investor.walgreensbootsalliance.com/investor-resources/shareholder-derivative-settlement-information. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801. Or you can call Robbins LLP, Stephen J. Oddo, telephone: (619) 525- 3990, for additional information concerning the settlement.

PLEASE DO NOT CONTACT THE COURT OR WALGREENS

REGARDING THIS NOTICE.

DATED:
BY ORDER OF THE COURT UNITED STATES DISTRICT COURT OF THE DISTRICT OF DELAWARE

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 47 of 59 PageID #: 289

EXHIBIT C

Case 1:21-cv-00406-GBW  Document 48-1  Filed 11/22/24  Page 1 of 6 PageID #: 320

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

JAMES CLEM, Derivatively on Behalf of	)	Case No. 1:21-cv-00406-GBW
WALGREENS BOOTS ALLIANCE, INC.,	)
)
Plaintiff,	)
v.	)
)
JAMES A. SKINNER, STEFANO	)
PESSINA, WILLIAM C. FOOTE,	)
NANCY M. SCHLICHTING, GINGER L.	)
GRAHAM, DAVID J. BRAILER, JANICE	)
M. BABIAK, DOMINIC P. MURPHY,	)
JOHN A. LEDERER, JOSÉ E. ALMEIDA,	)
GEORGE R. FAIRWEATHER, and	)
LEONARD D. SCHAEFFER,	)
)
Defendants,	)
-and-)
)
WALGREENS BOOTS ALLIANCE, INC.,	)
a Delaware corporation,	)
)
Nominal Defendant.	)
)

[PROPOSED] REVISED PRELIMINARY APPROVAL ORDER

This matter came before the Court for a hearing on November 19, 2024. Plaintiff has made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order:

(i) preliminarily approving the proposed settlement (“Settlement”) of stockholder derivative claims, in accordance with the Stipulation and Agreement of Settlement dated July 9, 2024 (the “Stipulation”); and (ii) approving the form and manner of the Notice of the Settlement.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to, a proposed Settlement and dismissal of the above-captioned Derivative Action;

[1]

Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

Case 1:21-cv-00406-GBW  Document 48-1  Filed 11/22/24  Page 2 of 6 PageID #: 321

WHEREAS, the Court having: (i) read and considered Plaintiff’s Unopposed Motion for Preliminary Approval of Settlement together with the accompanying Memorandum of Points and Authorities; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto, including the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (the “Notice”); and (iii) heard and considered arguments by counsel for the Parties in favor of preliminary approval of the Settlement;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Walgreens and appears to be the product of serious, informed, non-collusive settlement negotiations among the Parties; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Walgreens stockholders should be apprised of the Settlement through the proposed form of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.

2. This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3. A hearing shall be held on January 23, 2025, at 1:00 p.m., before the Honorable Gregory B. Williams, at the U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801 (the “Settlement

Case 1:21-cv-00406-GBW  Document 48-1  Filed 11/22/24  Page 3 of 6 PageID #: 322

Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Parties should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate.

4. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5. Within fourteen (14) calendar days after the entry of this Preliminary Approval Order, Walgreens shall cause the Summary Notice to be published one time in Business Wire, cause the Stipulation and the Notice to be included in a Form 8-K furnished to the SEC, and Walgreens shall post a link to the Stipulation and the Notice on the “Investor Relations” page of Walgreens’ website, and shall maintain that link through the date of the Settlement Hearing.

6. All costs incurred in the filing and publication of the Notice shall be paid by Walgreens, and Walgreens shall undertake all administrative responsibility for the filing and publication of the Notice.

7. At least twenty-one (21) calendar days after the entry of this Preliminary Approval Order, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting the Notice as provided for in paragraph 5 of this Preliminary Approval Order.

Case 1:21-cv-00406-GBW  Document 48-1  Filed 11/22/24  Page 4 of 6 PageID #: 323

8. All Current Walgreens Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Derivative Action concerning the Settlement, whether favorable or unfavorable to Current Walgreens Stockholders.

9. Pending final determination of whether the Settlement should be approved, Plaintiff and Current Walgreens Stockholders shall not commence or prosecute against any of the Released Parties any action or proceeding in any court or tribunal asserting any of the Released Claims.

10. Any stockholder of Walgreens common stock may appear and show cause, if he, she, or they have any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or service award should not be awarded. However, no Walgreens stockholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Walgreens stockholder has caused to be filed, and served on counsel as noted below, written objections containing the following information:

a)	The stockholders’ name, legal address, and telephone number;

b)	The case name and number (Clem v. Skinner, et al., Case No. 1:21-cv-00406);

c)	Proof of being a Walgreens stockholder currently and as of July 9, 2024;

d)	The date(s) the stockholder acquired Walgreens shares;

e)	A statement of each of each objection being made;

f)	Notice of whether the stockholder intends to appear at the Settlement Hearing; and

g)	Copies of any papers the stockholder intends to submit to the Court, along with the names of any witness(es) the stockholder intends to call to testify at the Settlement

Case 1:21-cv-00406-GBW  Document 48-1  Filed 11/22/24  Page 5 of 6 PageID #: 324

Hearing and the subject(s) of their testimony.

11. At least fourteen (14) calendar days prior to the Settlement Hearing set for January 23, 2025, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Room 6124, Wilmington, DE 19801, and serve such materials by that date, to each of the following Parties’ counsel:

Counsel for Plaintiff: COOCH AND TAYOR Attn: Blake A. Bennett The Brandywine Building 1000 N. West Street, Suite 1500 Wilmington, DE 19801 Telephone: (302) 984-3800 E-mail: bbennett@coochtaylor.com	Counsel for Defendants: ABRAMS & BAYLISS LLP Attn: A. Thompson Bayliss 20 Montchanin Road Suite 200 Wilmington, DE 19807 Telephone: (302) 778-1033 Bayliss@AbramsBayliss.com

ROBBINS LLP Attn: Stephen J. Oddo 5060 Shoreham Place, Suite 300 San Diego, CA 92122 Telephone: (619) 525-3990 E-mail: soddo@robbinsllp.com	ROPES & GRAY LLP Attn: Martin J. Crisp 1211 Avenue of the Americas New York, NY 10036-8704 Telephone: (212) 596-9000 E-mail: Martin.Crisp@ropesgray.com

12. Only stockholders who have filed with the Court and sent to the Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the hearing unless the Court orders otherwise.

13. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount, unless otherwise ordered by the Court, and shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

14. Plaintiff shall file his motion for final approval of the Settlement at least twenty-eight (28) calendar days prior to the Settlement Hearing. If there is any objection to the Settlement,

Case 1:21-cv-00406-GBW  Document 48-1  Filed 11/22/24  Page 6 of 6 PageID #: 325

Plaintiff shall file a response to the objection(s) at least seven (7) calendar days prior to the Settlement Hearing.

15. All proceedings in the Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of this Stipulation.

16. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Walgreens stockholders.

17. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Parties or Released Parties, or of the validity of any Released Claims; or (ii) is intended by the Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

18. The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with such Settlement, without further notice to Walgreens stockholders; and (ii) the right to continue or adjourn the Settlement Hearing from time to time or by oral announcement at the hearing or at any adjournment thereof, without further notice to Walgreens stockholders.

IT IS SO ORDERED.

DATED:
HONORABLE GREGORY B. WILLIAMS UNITED STATES DISTRICT COURT

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 54 of 59 PageID #: 296

EXHIBIT D

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 55 of 59 PageID #: 297

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

JAMES CLEM, Derivatively on Behalf of	)	Case No. 1:21-cv-00406-GBW
WALGREENS BOOTS ALLIANCE, INC.,	)
)
Plaintiff,	)
v.	)
)
JAMES A. SKINNER, STEFANO	)
PESSINA, WILLIAM C. FOOTE,	)
NANCY M. SCHLICHTING, GINGER L.	)
GRAHAM, DAVID J. BRAILER, JANICE	)
M. BABIAK, DOMINIC P. MURPHY,	)
JOHN A. LEDERER, JOSÉ E. ALMEIDA,	)
GEORGE R. FAIRWEATHER, and	)
LEONARD D. SCHAEFFER,	)
)
Defendants,	)
-and-)
)
WALGREENS BOOTS ALLIANCE, INC.,	)
a Delaware corporation,	)
)
Nominal Defendant.	)
)

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on      , 2024, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated July 9, 2024, and the exhibits thereto (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 56 of 59 PageID #: 298

2. This Court has jurisdiction over the subject matter of the Derivative Action, including all matters necessary to effectuate the Settlement, and over all Parties to the Derivative Action.

3. The Court finds that the Notice provided to Walgreens Boots Alliance, Inc. (“Walgreens”) stockholders constituted the best notice practicable under the circumstances. The Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4. The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Parties, and further finds that the Settlement is in the best interests of Walgreens and its stockholders.

5. The Derivative Action and all claims contained therein, as well as all of the Released Claims against Released Parties, are dismissed with prejudice. The Parties are to bear their own costs, except as otherwise provided below.

6. Upon the Effective Date, Walgreens, Plaintiff, and each of the Current Walgreens Stockholders shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Parties and their Related Persons. Walgreens, Plaintiff, and each of the Current Walgreens Stockholders shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue any Released Party or any of their Related Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against any Released Party or any of their Related Persons or Defendants’ Counsel except to enforce the releases and other terms and conditions contained in the Stipulation and/or this Judgment.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 57 of 59 PageID #: 299

7. Upon the Effective Date, each of Walgreens and the Individual Defendants shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiff and Plaintiff’s Counsel from the Released Defendants’ Claims. Walgreens and the Individual Defendants shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue Plaintiff or Plaintiff’s Counsel with respect to any Released Defendants’ Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting Released Defendants’ Claims against Plaintiff or Plaintiff’s Counsel except to enforce the releases and other terms and conditions contained in the Stipulation and/or this Judgment.

8. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

9. During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

10. The Court hereby approves the sum of $750,000 for the payment of Plaintiff’s Counsel’s attorneys’ fees and expenses in the Derivative Action (“Fee and Expense Amount”), and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiff’s Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

11. The Court hereby approves the service awards of $2,500 for Plaintiff, which shall be paid from the Fee and Expense Amount in recognition of Plaintiff’s participation and effort in the prosecution of the Derivative Action.

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 58 of 59 PageID #: 300

12. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Parties or any other Person as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Parties or Released Parties, or of the validity of any Released Claims; or (ii) is intended by the Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

13. The Released Parties may file the Stipulation and/or the Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation and/or the Judgment: (i) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (ii) in furtherance of the Settlement contemplated in the Stipulation; and (iii) in any action to enforce the Settlement.

14. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation. If for any reason the Effective Date does not occur, or if the Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms, then: (i) all Parties and Released Persons shall be restored to their respective positions in the Derivative Action as of the Execution date of the Stipulation; (ii) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (iii) the Fee and Expense Amount paid to Plaintiff’s Counsel shall be refunded and returned within twenty (20) calendar days

Case 1:21-cv-00406-GBW  Document 41-1  Filed 07/10/24  Page 59 of 59 PageID #: 301

of receiving notice from Defendants or from a court of appropriate jurisdiction; and (iv) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action, or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose.

15. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Parties to perform its terms to the extent the Parties have not already done so.

16. This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:	HONORABLE GREGORY B. WILLIAMS UNITED STATES DISTRICT COURT